As Filed with the Securities and Exchange Commission on July 28, 2006

Registration No. 333-131882

________________________________________________________________________________________________

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM SB-2/A

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

____________________________________________

AMENDMENT NO. 2

THE FORSYTHE GROUP

(Name of Small Business Issuer in its Charter)

NEVADA	6770	20-3261940
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)
6038 Rose Valley Drive Charlotte, North Carolina 28210 704-779-8209
(Address and Telephone Number of Principal Executive Offices)
6038 Rose Valley Drive Charlotte, North Carolina 28210 704-779-8209
(Address of Principal Place of Business or Intended Principal Place of Business)
J. Stephen Chandler 6038 Rose Valley Drive Charlotte, North Carolina 28210 704-779-8209
(Name, Address and Telephone number of Agent for Service)

COPY TO: RICHARD W. JONES BUKER, JONES & HALEY 115 PERIMETER CENTER PLACE SUITE 170 ATLANTA, GA 30346 (770) 804-0500

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after this Registration Statement becomes effective.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. [ ]

If the form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. [ ]

If delivery of the Prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

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CALCULATION OF REGISTRATION FEE
Title Of Each Class Of Securities To Be Registered	Amount To Be Registered	Proposed Maximum Offering Price Per Unit	Proposed Maximum Aggregate Offering Price	Amount Of Registration Fee(1)
Common Stock, par value $.001 per share	2,000,000	$.25	$500,000	$53.50

(1) Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(c) under the Securities Act.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

{A0032237.DOC}

Cross Reference Sheet Showing the Location in Prospectus of Information Required by Items of Form SB-2

Part I.  Information Required in Prospectus

Item No.	Required Item	Location or Caption
1.	Front of Registration Statement and Outside Front Cover of Prospectus	Front of Registration Statement and Outside Front Cover of Prospectus
2.	Inside Front and Outside Back Cover Pages of Prospectus	Inside Front and Outside Back Cover Pages of Prospectus
3.	Summary Information and Risk Factors	Prospectus Summary; High Risk Factors
4.	Use of Proceeds	Use of Proceeds
5.	Determination of Offering Price	Proposed Business – Determination of Offering Price
6.	Dilution	Dilution
7.	Selling Security Holders	Not Applicable
8.	Plan of Distribution	Plan of Distribution
9.	Legal Proceedings	Legal Proceedings
10.	Directors, Executive Officers, Promoters	Management
11.	Security Ownership of Certain Beneficial Owners And Management	Principal Stockholders
12.	Description of Securities	Description of Securities
13.	Interest in Named Experts and Counsel	Experts
14.	Disclosure of Commission Position on Indemnification for Securities Act Liabilities	Statement as to Indemnification
15.	Organization Within Last Five Years	Proposed Business, History and Organization
16.	Description of Business	Proposed Business
17.	Management's Discussion and Analysis or Plan of Operation	Proposed Business – Plan of Operation
18.	Description of Property	Proposed Business – Facilities
19.	Certain Relationships and Related Transactions	Certain Transactions
20.	Market for Common Equity and Related Stockholder Matters	Prospectus Summary; Market for The Forsythe Group Common Stock; Risk Factors
21.	Executive Compensation	Management – Remuneration
22.	Financial Statements	Financial Statements
23.	Changes in and Disagreements with Accountants on Accounting and Financial Disclosure	Not Applicable
24.	Indemnification of Directors and Officers	Statement as to Indemnification
25.	Other Expenses of Issuance and Distribution	Part II – Expenses of Issuance and Distribution
26.	Recent Sales of Unregistered Securities	Recent Sales of Unregistered Securities

iii

The information contained in this Prospectus is not complete and may be changed. We may not sell these securities until the Registration Statement filed with the Securities and Exchange Commission is declared effective. This Prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED JULY 28, 2006

PROSPECTUS

THE FORSYTHE GROUP

2,000,000 SHARES OF COMMON STOCK

We are offering for sale 2,000,000 shares of common stock, $.001 par value per share, at a purchase price of $.25 per share.  The offering price has been arbitrarily determined.  The shares shall be sold exclusively by us in a self-underwritten offering for a period of one hundred eighty (180) days from the date of this prospectus.  We are selling the shares on a "best efforts, no minimum " basis.  There is no minimum purchase requirement for this offering.  This offering shall be conducted directly by our executive officers in accordance with the safe harbor provision of Rule 3a4(1) of the Securities Act of 1934.  These securities are being offered on a direct participation basis without the use of a professional underwriter or securities dealer.  There are no minimum purchase requirements. The securities offered are not listed on any securities exchange or on the NASDAQ stock market.

Investing in our Securities involve Risks.  See "High Risk Factors" on Page 4.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS.  ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.  CONSIDER CAREFULLY THE RISK FACTORS BEGINNING ON PAGE 2 OF THIS PROSPECTUS.

	Price to Public (1)	Underwriting Discounts and Commissions (2) (3)	Proceeds to the Company (4)
Per Share	$.25	$0	$.25
Total (2,000,000 Shares)	$500,000	$0	$500,000

The date of this Prospectus is July 28, 2006

1.

The Offering Price of the Shares has been arbitrarily determined and bears no relationship to the assets, earnings or book value of the Company.  No representation is made that the Shares have a market value or could be resold at any price.

2.

The Shares are intended to be sold by executive officers of the Company, who will receive no commissions or other remuneration directly or indirectly related to the sale thereof.  This offering will be conducted through the safe harbor provisions of Rule 3 a 4 (i) of the Exchange Act of 1934.

3.

Expenses of the offering will be paid by the Company.  Such expenses shall include accounting, legal and printing costs.  The securities will be sold on a "best efforts" basis, and there is no assurance that the Company will receive any proceeds from this offering.

4.

Represents net proceeds to the Company, assuming sale of all of the Shares offered hereby.

TABLE OF CONTENTS

Page

PROSPECTUS SUMMARY

3

The Forsythe Group

3

The Offering

3

Limited State Registration

3

SUMMARY FINANCIAL INFORMATION

4

HIGH RISK FACTORS

4

INVESTORS' RIGHTS AND SUBSTANTIVE PROTECTION UNDER RULE 419

8

Deposit of Offering Proceeds and Securities

8

Prescribed Acquisition Criteria

9

Post-Effective Amendment

9

Reconfirmation Offering

10

Release of Deposited Securities and Deposited Funds

10

Rights to Information

10

DILUTION

11

SHAREHOLDERS

11

USE OF PROCEEDS

12

CAPITALIZATION

13

PROPOSED BUSINESS

13

History and Organization

13

Plan of Operation

14

Evaluation of Business Combinations

15

Business combinations

16

No assurance of a public market competition

16

Competition

17

Determination of Offering Price

17

Regulation

17

Employees

17

Facilities

18

Litigation

18

Legal Proceedings

18

MANAGEMENT

18

Biography

18

Promoters

19

Conflicts of Interest

19

Remuneration

19

Management Involvement

20

STATEMENT AS TO INDEMNIFICATION

20

MARKET FOR OUR COMMON STOCK

20

CERTAIN TRANSACTIONS

21

PRINCIPAL STOCKHOLDERS

22

DESCRIPTION OF SECURITIES

22

Common Stock

22

Future Financing

23

Reports to Stockholders

23

Dividends

23

Transfer Agent

24

Shares Eligible For Future sale

24

PLAN OF DISTRIBUTION

24

Escrow

25

Penny Stock

25

Method of Subscribing

26

EXPIRATION DATE

.26

LITIGATION

26

LEGAL OPINIONS

26

EXPERTS

26

WHERE YOU CAN FIND MORE INFORMATION

26

FINANCIAL STATEMENTS

27-44

PROSPECTUS SUMMARY

This summary highlights information contained elsewhere in this Prospectus. Because this is a summary it is not intended to contain all the information you should review in connection with your consideration of a purchase of our common stock. You should read this entire Prospectus carefully prior to making an investment decision.

THE FORSYTHE GROUP

The Forsythe Group (referred to sometime hereinafter as "TFG, " us, we, our) was organized under the laws of the State of Nevada on July 29, 2005 as a vehicle to acquire or merge with a target business or company in a business combination. Management believes that TFG's characteristics as an enterprise with cash, nominal liabilities, and flexibility in structuring a merger or acquisition will make us an attractive combination candidate; however, we cannot assure you that we will find a suitable business with which to combine. None of our officers, directors, promoters, their affiliates or associates have had any preliminary contact or discussions and there are no present plans, proposals, arrangements or understandings with any representative of the owners of any business regarding the possibility of an acquisition or merger transaction.

Since TFG's organization, its activities have been limited to the sale of initial shares in connection with its organization and the production of a Registration Statement and Prospectus for its initial public offering. TFG will not engage in any substantive commercial business following the offering.

Prior to this offering, there has been no public market for our securities.  We intend to offer, sell and distribute publicly a maximum of 2,000,000 shares of our $.001 par value common stock at $.25 per share.  Our offering is being offered on a "best efforts" basis during an offering period of 180 days.

We intend to have our shares quoted on the over the counter market, but there is no assurance this goal will be achieved.

The price of our common stock has been arbitrarily determined and does not bear any relationship to our assets, book value, net worth, results of operations, or any other established criteria of value.

We maintain our offices at no cost to us at the home of our president located at 6038 Rose Valley Drive, Charlotte, North Carolina 28210.  Our phone number is 704-779-8209.

We are a blank check company and consequently this offering is being conducted in compliance with SEC Rule 419. Securities purchased by investors and the funds received in the offering will be deposited and held in a Rule 419 escrow account until an acquisition meeting specific criteria is completed. We have entered into an escrow agreement with FirstCity Bank of Stockbridge, Georgia, which shall act as the escrow agent for this offering. Funds must remain in escrow until the following criteria are met:  (a) we must execute an agreement for a business combination with a business which has a fair value equal to at least 80% of the maximum proceeds of the offering; (b) we must file a post-effective amendment to the Registration Statement with the Securities and Exchange Commission, and it must be granted effective status; (c) a reconfirmation offer must be approved by a sufficient number of investors to confirm their investment; and (d) the proposed acquisition must be consummated.

Shareholders who do not reconfirm their investment will receive a return of their investment. Moreover the proceeds of the offering may not remain in the escrow account more than 18 months after the effective date of the initial registration statement. In the event the terms of the escrow agreement are not satisfied by that date all funds will be returned to investors.

Limited State Registration

Initially we will only register our shares in North Carolina and South Carolina, and we will only sell the Shares to residents of those states.  In the event we expand the number of states in which our securities will be sold, we will file a post effective amendment to the Registration Statement.

SUMMARY FINANCIAL INFORMATION

The table below contains certain summary historical financial data.  The audited historical financial data for the period from July 29, 2005 (inception) to December 31, 2005 reflects no activity.  The summary information in the table should be read in conjunction with the financial statement and notes and other financial information included in this Prospectus.

Period from July 29, 2005 To December 31, 2005
Statement of Income Data
Net Sales	$ 0
Net Loss	$<14,137>
Net Loss Per Share	$< .02>
Weighted Average Shares Outstanding at December 31, 2005	<9,000,000>
At December 31, 2005
	ACTUAL	PRO-FORMA AS ADJUSTED(1)
Balance Sheet Data
Working Capital (deficit)	$5,100	$505,100
Total Assets	$5,100	$505,100
Long Term Debt	$-0-	$-0-
Total Liabilities	$-0-	$-0-
Shareholders’ Equity	$5,100	$505,100

(1) Assumes the sale of all the Shares offered hereby and the receipt of proceeds of $500,000 and payment of the total costs of the offering which are estimated to be $25,000.  None of the costs of the offering will be paid from the proceeds of the offering.  There is no assurance that all the shares offered hereby will be sold, and to the extent that fewer than 2,000,000 shares are sold, the pro forma adjustment will be reduced accordingly.

Upon the sale of all the shares in this offering, we will receive deposited funds of approximately $500,000, all of which must be deposited in the Rule 419 escrow account. Up to 10% of the proceeds of this offering or $50,000, assuming the sales of all the shares offered hereby, may be used by us for expenses incurred in this offering. Our management does not intend to request the release of these funds from escrow.

HIGH RISK FACTORS

The securities offered hereby are highly speculative in nature and involve an extremely high degree of risk and should be purchased only by persons who can afford to lose their entire investment. The following discussion describes the material risks that should be considered prior to making an investment decision respecting the purchase of our stock.

New management of TFG may not be able to successfully manage a public company, and this could result in a loss of your investment.

We anticipate that upon the consummation of a business combination there will be a change of control in TFG, which will most likely result in the resignation or removal of our present officers and directors. If there is a change in management, no assurance can be given as to the experience or qualification of such persons either in the operation of our business, or in the operation of the business or property to be acquired. New management may be unsuccessful in managing TFG after the merger.

We have no operations to date and may not become profitable which will reduce the value of shareholders' investment.

TFG was incorporated in the State of Nevada on July 29, 2005 and has had no operations to date. There is no assurance our intended acquisition or merger activities will be successful or result in revenue or profits.  Since we have not yet attempted to seek a business combination, and due to our lack of experience, there is only a limited basis upon which to evaluate our prospects for achieving our intended business objectives. Any investment in TFG should be considered an extremely high-risk investment.

We may not have sufficient funds to find a business combination in which case we will be unable to close a merger or acquisition.

As of December 31, 2005, we had assets of $5,100 and we had no liabilities. Upon the sale of all the shares in this offering, we will receive net proceeds of up to $500,000, assuming the sale of all the shares offered hereby.  All proceeds from the offering must be deposited in the Rule 419 escrow account.  Under Rule 419 10% of the offering proceeds or $50,000 may be used by us as capital in order to seek a business combination, although we have no intent to release these funds prior to the consummation of the business combination.  We may be unable to complete an acquisition or merger due to a lack of sufficient funds. Therefore, we may require additional financing in the future in order to close a business combination. Such financing may consist of the issuance of debt or equity securities. We cannot give any assurances that such funds will be available, if needed, or whether they will be available on terms acceptable to us.  We have no future financing plans.

Investors will have no access to their funds while held in escrow.

There is no assurance that all shares being offered will be sold during the offering period. Investors have no right to the return or the use of their funds while held in escrow. Even upon the sale of the entire offering, the investors' funds may remain in the escrow account, and the investors will have no right to the return of or the use of their funds for a period of up to 18 months from the date of this prospectus.

A sufficient number of investors may fail to reconfirm their investments which would result in TFG's inability to consummate a merger or acquisition.

Any attempted business combination may fail if there is insufficient investor reconfirmations. A business combination with a target business cannot be consummated unless, in connection with the reconfirmation offering required by Rule 419, we can successfully convince a sufficient number of investors representing 80% of the proceeds collected in this offering to elect to reconfirm their investments. If, after completion of the reconfirmation offering, a sufficient number of investors do not reconfirm their investment, the business combination will not be consummated. In such event, none of the deposited securities held in escrow will be issued and the deposited funds will be returned to investors on a pro-rata basis.

Escrowed securities may not be transferred, which render invalid any contracts for sale that requires delivery of such securities.

No transfer or other disposition of the deposited securities shall be permitted while they are in escrow other than by will or the laws of descent and distribution, or under a qualified domestic relations order as defined by the Internal Revenue Code of 1986, or Title 7 of the Employee Retirement Income Security Act, or the underlying rules. Rule 15g-8 of the Exchange Act of 1934 states that it is unlawful for any person to sell the securities or any interest in or related to the securities while they are held in the Rule 419 escrow account other than pursuant to a qualified domestic relations order in divorce proceedings. Therefore, any and all contracts for sale to be satisfied by delivery of the deposited securities and sales of derivative securities to be settled by delivery of the securities are prohibited while they are in escrow. It is further prohibited to sell any interest in the deposited securities or any derivative securities while they are held in escrow whether or not physical delivery is required.

We have not specified a particular industry in which to search for a target business and it may take several months to do so. Thus, the return of funds or consummation of a business combination could be delayed.

To date, we have not selected any particular industry in which to concentrate our business combination efforts. As a result, the search for a merger candidate may take several months, and this could result in management missing potential business combination opportunities. Additionally, the industry of a potential target business may have its own risks which we have not ascertained.

In relation to our competitors, we are and will continue to be an insignificant participant in the business of seeking business combinations.

A large number of established and well-financed entities, including venture capital firms, are actively pursuing their merger and acquisition activities. Nearly all such entities have significantly greater financial resources, technical expertise and managerial capabilities than us and, consequently, we will be at a competitive disadvantage in identifying suitable merger or acquisition candidates and successfully consummating a proposed merger or acquisition. Also, we will be competing with a large number of other small, blank check companies.

There may exist conflicts of interest on the part of our officers and directors.

Our directors and officers are or may become, in their individual capacities, officers, directors, controlling shareholders and/or partners of other entities engaged in a variety of businesses. Each of our officers and directors is engaged in business activities outside of TFG.  There exists potential conflicts of interest including, among other things, time, effort and business combinations with other such entities.

Conflict with other blank check companies with which members of management may become affiliated in the future may arise in the pursuit of business combinations. Our officers and directors are not currently involved as officers and directors of other blank check companies, although they may be in the future. A potential conflict of interest may result if and when any of our officers or directors become an officer or director of another company, especially another blank check company.

Our management has limited experience and may miss certain business opportunities.

Our success will be dependent on our management. Our officers and director have only limited experience in the business activities in which we intend to engage. Management believes it has sufficient experience to implement our business plan, although there is no assurance that additional managerial assistance will not be required.

We expect a merger or acquisition to result in a lack of diversification which means we will be subject to economic fluctuation within a particular industry.

Because we have limited capital, it is unlikely we will be capable of negotiating more than one acquisition or merger. As a result, we expect to experience a lack of diversification which may subject us to economic fluctuation within a particular industry in which a target company conducts business.   In addition, any merger or acquisition effected by us may result in the issuance of additional securities, which may result in substantial dilution to the existing shareholders.

Investors in this offering will sustain an immediate dilution of stock value.

The current shareholders purchased their shares for approximately $.003 per share, see "Shareholders", and as of June 30, 2006, the net tangible book value per share of our common stock was approximately $.00002 per share, which is substantially less than the $.25 per share to be paid by the public investors. In the event all the shares are sold, public investors will sustain an immediate dilution of approximately $.2045 per share in the book value of public investors' holdings.

We may acquire a business in which our promoters, management or their affiliates own a beneficial interest.

Although there are no current plans to do so, we could acquire a business in which our promoters or affiliates own a beneficial interest.  Such a transaction would be considered a related party transaction not at arms length. While we intend to seek shareholder approval for such a transaction if it should develop, objecting shareholders would only be able to request the return of their invested funds, which would be held in escrow.

We may be regulated under the Investment Company Act of 1940, which will significantly increase our compliance costs.

Although we will be subject to regulation under the Securities Act and the Exchange Act, we believe that we will not be subject to regulation under the Investment Company Act insofar as (i) we will not be engaged in the business of investing or trading in securities, and (ii) we will attempt to obtain a controlling interest in any merger or acquisition candidate.  We have not obtained a formal determination from the Commission as to our status under the Investment Company Act and, consequently, any violation of such Investment Company Act or any proposed activities which may bring it within the Investment Company Act may subject us to material adverse consequences, including significant registration and compliance costs.  Because we do not intend to register under the Investment Company Act, investors will not have the benefit of the various protective provisions imposed on investment companies, including requirements for independent board members, mandated by such Investment Company Act.

Our officers and directors are not professional business analysts.

The quality and desirability of business combinations will be determined by or under the supervision of our officers and directors. Our officers and directors are not professional business analysts and they may choose poor business combinations or they may miss good business combination opportunities.

Rule 419 requiring the deposit of the securities and proceeds of this offering in an escrow account, which affects the liquidity for the escrowed securities.

Rule 419 of the Securities Act of 1933 generally requires, among other things, the deposit of securities and proceeds of the offering in an escrow account. During the term of the escrow, there is no liquidity for the escrowed securities since they may not be offered and sold, which may have a material adverse effect on your investment. The securities sold in this offering will be held in an escrow account and you will not be able to sell them until they are released upon the consummation of a business opportunity, such as a merger or acquisition. The securities and the payments made by you for these securities may be held as long as 18 months from the date of this Prospectus.

As we have no operating history or revenue and only minimal assets, there is a risk that we will be unable to continue as a going concern and consummate a business combination.

We have had no operating history nor any revenues or earnings from operations since inception. We have no significant assets or financial resources. We will, in all likelihood, sustain operating expenses without corresponding revenues, at least until the consummation of a business combination. This may result in our incurring a net operating loss that will increase continuously until we can consummate a business combination with a profitable business opportunity. We cannot assure you that we can identify a suitable business opportunity and consummate a business combination.

The report of our independent auditors indicates uncertainty concerning our ability to continue as a going concern and this may impair our ability to consummate a business combination.

Our independent auditors have raised substantial doubt about our ability to continue as a going concern. We cannot assure you that this will not impair our ability to consummate a business combination. Additionally, we cannot assure you that we will ever achieve significant revenues and therefore remain a going concern.

Management intends to devote only a limited amount of time to seeking a target company which may adversely impact our ability to identify a suitable acquisition candidate.

While seeking a business combination, management anticipates devoting between two and 10 hours per week to our affairs in total. None of our officers have entered into written employment agreements with us and none is expected to do so in the foreseeable future. This limited commitment may adversely impact our ability to identify and consummate a successful business combination.

There may be an absence of a trading market, which would eliminate or adversely impact your ability to sell your shares.

There currently is no trading market for our stock and a trading market will not develop prior to or after the effectiveness of this Prospectus or while the common stock under this offering is maintained in escrow. Additionally, we expect the initial market for our stock following the release of shares from escrow to be limited. You will not be permitted to sell, or, except in very limited circumstances, otherwise transfer your shares while they are in escrow, and a trading market may not develop. Even if a limited trading market does develop following the release of shares from escrow, there is a risk that the absence of potential buyers will prevent you from selling your shares if you determine to reduce or eliminate your investment in TFG. Additionally, the offering price may not reflect the market price of our shares after the offering. There is a risk that a lack of potential buyers will result in your receiving a low price for your shares upon their sale.

This Prospectus contains forward-looking statements and information relating to us, our industry and to other businesses. These forward-looking statements are based on the beliefs of our management, as well as assumptions made by and information currently available to our management. When used in this Prospectus, the words "estimate", "project, " "believe," "anticipate," "intend, " "expect" and similar expressions are intended to identify forward-looking statements. These statements reflect our current views with respect to future events and are subject to risks and uncertainties that may cause our actual results to differ materially from those contemplated in our forward-looking statements. We caution you not to place undue reliance on these forward-looking statements, which speak only as of the date of this Prospectus. We do not undertake any obligation to publicly release any revisions to these forward-looking statements to reflect events or circumstances after the date of this Prospectus or to reflect the occurrence of unanticipated events.

INVESTORS' RIGHTS AND SUBSTANTIVE PROTECTION UNDER RULE 419

DEPOSIT OF OFFERING PROCEEDS AND SECURITIES

Rule 419 requires that proceeds of this offering and the securities issued to investors in this offering, be deposited into an escrow or trust account governed by an agreement that meets the terms specified in the rule. Under Rule 419, the deposited funds will be released to us and the deposited securities will be released to the investors, respectively, only after we have met the following four basic conditions.

First, we must execute an agreement for the acquisition of a company or business which has a fair value equal to at least 80% of the maximum proceeds of the offering. Second, we must file a post-effective amendment to the Registration Statement, which includes the terms of a reconfirmation offer that must contain conditions prescribed by the rules and which must be declared effective. The post-effective amendment must also contain information regarding the acquisition candidate(s) and its business(es), including audited financial statements. Third, we must conduct the reconfirmation offer and satisfy all of the prescribed conditions, including the condition that a certain minimum number of investors must elect to remain investors. Fourth, the proposed acquisitions must be consummated. After we submit a signed representation to the escrow agent that the requirements of Rule 419 have been met and after the acquisition(s) is/are consummated, the escrow agent may release the deposited funds and deposited securities.

Accordingly, we have entered into an escrow agreement with FirstCity Bank of Stockbridge, Georgia, as escrow agent. FirstCity Bank is an insured depository institution, as that term is defined in the Federal Deposit Insurance Act. The escrow agreement provides in pertinent part that:

(1) The proceeds are to be deposited into the Rule 419 escrow account maintained by the escrow agent promptly upon receipt. Rule 419 permits 10% of the deposited funds to be released to us prior to the reconfirmation offering; however, we do not intend to release these funds. Funds held in the escrow account may only be invested in an obligation that constitute a "deposit" as defined in the Federal Deposit Securities Act or securities that are direct obligations or obligations guaranteed as to principal or interest by the United States Government. The escrow account does not earn interest, but the funds deposited into the account may earn interest or dividends when invested in accordance with Rule 419. The deposited funds can only be invested in bank deposits, or in money market mutual funds and any dividends or interest thereon, if any, are to be held for the sole benefit of the investors.

(2) All securities issued in connection with the offering and any other securities issued with respect to such securities, including securities issued with respect to stock splits, stock dividends or similar rights are to be deposited directly into the escrow account promptly upon issuance. The identity of the investors are to be included on the stock certificates or other documents evidencing the deposited securities. The deposited securities held in the escrow account are to remain as issued, and are to be held for the sole benefit of the investors who retain the voting rights, if any, with respect to the deposited securities held in their names. The deposited securities held in the escrow account may not be transferred, disposed of nor any interest created other than by will or the laws of descent and distribution, or pursuant to a qualified domestic relations order as defined by the Internal Revenue Code of 1986 or Title 1 of the Employee Retirement Income Security Act.

(3) Warrants, convertible securities or other derivative securities relating to deposited securities held in the escrow account may be exercised or converted in accordance with their terms; provided, however, that during the term of the escrow account the securities received upon exercise or conversion together with any cash or other consideration paid in connection with the exercise or conversion are to be promptly deposited into the escrow account.

(4) The Escrow Agent is indemnified under the Escrow Agreement by us from any and al losses or damages the Escrow Agent may incur, and which arise out of or relate to the Escrow Agreement, unless the loss is the result of the Escrow Agents' willful misconduct or gross negligence.

(5) The Escrow Agent shall pay the Escrow Agent an acceptance fee of $1,000.00 and an annual administrative fee of $500.00.

(6) The Escrow Agent may resign its position at any time by giving us and the investors thirty (30) days notice.

(7) The Escrow Agreement shall be governed by the laws of the State of Georgia.

PRESCRIBED ACQUISITION CRITERIA

Rule 419 requires that before the deposited funds and the deposited securities can be released, we must first execute an agreement to acquire an acquisition candidate(s) meeting certain specified criteria. The agreement(s) must provide for the acquisition(s) of a business(es) or assets for which the fair value of the business represents at least 80% of the maximum offering proceeds.

POST-EFFECTIVE AMENDMENT

Once the agreement(s) governing the acquisition(s) of a business(es) meeting the above criteria has been executed, Rule 419 requires us to update the Registration Statement with a post-effective amendment. The post-effective amendment must contain information about the proposed acquisition candidate(s) and its business(es), including audited financial statements, the results of this offering and the use of the funds disbursed from the escrow account. The post-effective amendment must also include the terms of the reconfirmation offer mandated by Rule 419. The reconfirmation offer must include certain prescribed conditions which must be satisfied before the deposited funds and deposited securities can be released from escrow. The post-effective amendment must be granted effective status.

RECONFIRMATION OFFERING

The reconfirmation offer must commence after the effective date of the post-effective amendment. Rule 419 states that the terms of the reconfirmation offer must include the following conditions:

(1) The Prospectus contained in the post-effective amendment will be sent to each investor whose securities are held in the Escrow Account within 5 business days after the effective date of the post-effective amendment.

(2) Each investor will have no fewer than 20 and no more than 45 business days from the effective date of the post-effective amendment to notify us in writing that the investor elects to remain an investor.

(3) If we do not receive written notification from any investor within 45 business days following the effective date, the pro rata portion of the deposited funds and any related interest or dividends held in the escrow account on such investor's behalf will be returned to the investor within 5 business days by first class mail or other equally prompt means.

(4) The acquisition(s) will be consummated only if a sufficient number of purchasers confirm their investment.

(5) If a consummated acquisition(s) has not occurred by, 18 months from the date of the initial Registration Statement, the deposited funds held in the Escrow Account shall be returned to all investors within 5 business days by first class mail or other equally prompt means.

RELEASE OF DEPOSITED SECURITIES AND DEPOSITED FUNDS

The deposited funds and deposited securities may be released to us and the investors, respectively, after:

(1) The Escrow Agent has received a signed representation from us and any other evidence acceptable by the Escrow Agent that:

(a) We have executed an agreement for the acquisition(s) of a target business(es) for which the fair market value of the business represents at least 80% of the maximum offering proceeds and that we have filed the required post-effective amendment;

(b) The post-effective amendment has been declared effective; the mandated reconfirmation offer -- having the conditions prescribed by Rule 419 -- has been completed; and we have satisfied all of the prescribed conditions of the reconfirmation offer.

(2) We have consummated a merger or acquisition of a business in accordance with the requirements of Rule 419.

(3) Irrespective of meeting the conditions of Rule 419, our management reserves the right at any time to terminate the offering and return all funds to the investors.

RIGHTS TO INFORMATION

We have filed a Registration Statement relating to the shares with the United States Securities and Exchange Commission under the Securities Act of 1933. We have not included in this Prospectus all of the information in the Registration Statement and the exhibits attached to it. Statements or summaries respecting the contents of any document are not necessarily complete. Copies of these documents are contained as exhibits to the Registration Statement. We will provide you with a copy of any referenced information if you contact us at 6038 Rose Valley Drive, Charlotte, North Carolina 28210, telephone 704-779-8209.

We intend to furnish to our stockholders, after the close of each fiscal year, an annual report relating to our operations containing audited financial statements examined and reported upon by an independent certified public accountant. In addition, we may furnish to our stockholders, from time to time, such other reports as may be authorized by our Board of Directors. Our year-end is December 31.

DILUTION

Our net tangible book value at June 30, 2006 is $193 or $.00002 per Share of common stock. Net tangible book value per Share represents the amount of total tangible assets less liabilities, divided by 9,000,000, the number of Shares of common stock outstanding at June 30, 2006. See "Description of Capital Stock". After giving effect to the sale of 2,000,000 Shares (assuming that the maximum number of Shares offered hereby are sold), the as adjusted net tangible book value at June 30, 2006 would be $500,193 or $.0455 per Share. "Dilution" means the difference between the public offering price and the pro-forma net tangible book value per share after giving effect to the offering, assuming that the maximum number of shares offered hereby in the offering are sold. The following table illustrates this per Share dilution:

	Maximum (2)
Public offering per Share of Common Stock Offered hereby(1)		$.25
Net tangible book value per Share before offering	$.00002
Increase per Share attributable to new investors	$.04548
As adjusted net tangible book value per Share after offering		$.0455
Dilution per Share to new investors		$.2045

(1) Assumes an offering price of $.25 per Share, before deduction of offering expenses.
(2) The calculation below assumes the sale of all the Shares offered hereby. There is no assurance that all the shares offered will be sold.

There are no warrants, options, rights or convertible securities currently outstanding.

SHAREHOLDERS

As of the date of this Prospectus, the following table sets forth the percentage of equity to be purchased by public investors in this offering compared to the percentage of equity to be owned by the present stockholders, and the comparative amounts paid for the shares by the public investors as compared to the total consideration paid by our present stockholders.

PUBLIC STOCKHOLDER	SHARES PURCHASED	APPROX. %TOTAL SHARES OUTSTANDING	TOTAL CONSIDERATION	APPROX. % TOTAL CONSIDERATION
New Investors	2,000,000	18%	$500,000	94%
Existing Shareholders	9,000,000	82%	$ 31,009	6%

TOTALS:	11,000,000	100%	$531,009	100%

J. Stephen Chandler and Mark W. Ryburn are the officers, directors and promoters of the Company, and they paid $19,237.00 for 9,000,000 shares of common stock, or an average price of approximately $.0021 per share. Shareholders in this offering will be purchasing their shares in this offering for $.25 per share.

USE OF PROCEEDS

The gross proceeds of this offering will be a maximum of $500,000. According to Rule 419, after all the shares are sold, 10% of the deposited funds may be released to us from the escrow account. We do not intend to request the release of this 10%. In the event that we do not request release of these funds, all the proceeds of the offering shall remain in escrow pending its release in accordance with the terms of the escrow agreement. Upon the consummation of a business combination, all escrowed offering proceeds will be released to us. We shall transfer these proceeds to the merged entity, which will have full discretion as to the use of such proceeds.

	AMOUNT	PERCENTAGE OF NET PROCEEDS OF THE OFFERING
Escrowed funds pending Business combination	$500,000(1)	100.00%
(1) Since we are a "blank check" company, the purpose of this offering is to raise funds to enable us to merge with or acquire an operating company.

While we presently anticipate that we will be able to locate and consummate a business combination, which adheres to the criteria discussed under "Investors' Rights and Substantive Protection Under Rule 419", if we determine that a business combination requires additional funds, we may seek such additional financing through loans, issuance of additional securities or through other financing arrangements. No such financial arrangements presently exist, and no assurances can be given that such additional financing will be available or, if available, whether such additional financing will be on terms acceptable to us. Persons purchasing shares in this offering will not, unless required by law, participate in the determination of whether to obtain additional financing or a determination of the terms of such financing. Because our resources are so limited, it is likely that we will become involved in only one business combination.

Since this offering is a "blank check" offering, and we have not identified a business opportunity, the use of proceeds of this offering cannot be described with specificity. All of the net proceeds will be utilized to pay expenses related to the business combination and compliance with the SEC reporting obligations, including legal and accounting fees, and it may be used by the merger candidate after the business combination for working capital and the development of the merger candidate's business. However, if we enter a definitive agreement for an acquisition during the reconfirmation process investors will have the opportunity to review, and the business entity must disclaim, the use of proceeds from this offering. Uses of working capital are anticipated to include, but not be limited to, general and administrative salaries, associated benefits, office lease and expenses. Theoretically, the funds received in this offering could be used by management following the business combination and release of funds in accordance with Rule 419 for the purchase of securities in connection with a proposed business combination, but we do not anticipate that this will occur.

The fees and expenses of this offering will first be paid from our treasury. Fees and expenses in excess of amounts held in treasury will either be advanced by our management or promoters or deferred until the closing of the business combination. Any advances made by such parties will bear no interest and will be repaid only on consummation of a merger or acquisition. Upon consummation of a merger transaction, the proceeds of the offering may be used to repay such advances or deferred expenses or we may seek to have the other party to a consummated merger transaction complete the repayment of such deferred fees or expenses from other funds. At that time all funds held in escrow will be released. No amounts will be paid with respect to salaries, as our officers do not receive any salary-based compensation. Currently we have no other employees.

Our management may consider potential target businesses introduced to them by their business associates. If we consummate a business combination with an entity introduced to us by a third party it may be necessary for us to pay a "finders fee" in connection with such introduction. Such a fee could be paid by TFG and the payment could be made from the proceeds of the offering. However, we do not currently intend to retain any entity to act as a "finder" to identify and analyze the merits of a potential target business, and we will not pay a finders fee to the officers, directors or affiliates of the Company.

Offering proceeds will be placed in escrow at FirstCity Bank, an insured depository institution, pending consummation of a business combination and reconfirmation by investors. The escrow account itself will not earn interest but the funds held in escrow will be invested in deposits as defined in the Deposit Insurance Act or in securities that are direct obligations or obligations guaranteed as to principal or interest by the United States Government and these deposits and securities earn interest or may pay dividends.

CAPITALIZATION

The following table sets forth our capitalization as of June 30, 2006, and pro-forma as adjusted to give effect to the sale of 2,000,000 shares offered hereby at a public offering price of $.25 per Share.

	June 30, 2006
	ACTUAL	PRO-FORMA AS ADJUSTED
Stockholders’ equity:
Common Stock, $.001 par value;
authorized 100,000,000 shares of common
stock, with 9.000,000 shares of common
stock issued and outstanding and
11,000,000 shares of common stock
outstanding, pro-forma as adjusted	$9,000	$11,000

Additional paid-in capital	22,009	520,009
Deficit accumulated during the
development period	<30,816>	<30,816>
Total stockholders’ equity	193	500,193
Total capitalization	193	500,193

DIVIDEND POLICY

We have never paid cash dividends on any common stock, and we have no plans to do so in the foreseeable future. We intend to retain earnings, if any, to finance the development and expansion of our business. The declaration and payment of any dividends in the future will be determined by our board of directors and will depend on a number of factors, including our earnings, if any, capital requirements and overall financial condition. There can be no assurance that any dividends of any kind will ever be paid.

PROPOSED BUSINESS

HISTORY AND ORGANIZATION

TFG is a development stage company organized under the laws of the State of Nevada on July 29, 2005. Since  our inception, our primary activity has been directed to organizational efforts and obtaining initial financing. We were formed as a vehicle to pursue a business combination. We have not engaged in any preliminary efforts intended to identify possible business combinations and we have neither conducted negotiations concerning, nor entered into a letter of intent concerning any such target business.

We are, based on our proposed business plan, a "blank check" company.  The Commission defined those companies as "any development stage company that is issuing a penny stock, within the meaning of Section 3(a)(51) of the Exchange Act, and that has no specific business plan or purpose, or has indicated that its business plan is to merge with an unidentified company or companies."  Many states have enacted statutes, rules and regulations limiting the sale of securities of "blank check" companies in their respective jurisdictions.  Management does not intend to undertake any efforts to cause a market to develop in our securities until we have successfully concluded a business combination. We intend to comply with the periodic reporting requirements of the Exchange Act for so long as we are subject to those requirements.

Our initial public offering will be made up of 2,000,000 shares of common stock to be offered at a purchase price of $.25 per share. The offering price has been arbitrarily determined.

We are filing this Registration Statement in order to effect a public offering of our securities.

Plan of Operation

We have not had any revenue since we were organized for the purposes of creating a corporate vehicle to seek, investigate and, if such investigation warrants, engage in business combinations with firms who or which seek the benefits of a publicly held corporation. We anticipate that we will seek these business combination targets through business associates and acquaintances and will search business publications for target businesses. Our principal business objective will be to seek long-term growth potential in a business combination venture rather than to seek immediate, short-term earnings. We will not restrict our search to any specific business, industry or geographical location, and we may engage in a business combination.

We do not currently engage in any business activities which provide cash flow. The costs of identifying, investigating, analyzing and consummating business combinations, to the extent not deferred, will be paid with money in our treasury, by private investment or by loans from our directors and promoters. Any loans by our management and promoters would be on an interest-free basis, payable only upon consummation of a merger transaction. Any such loans or deferred expenses would be payable only upon consummation of a combination transaction. Upon consummation of a business combination, we may reimburse our management or promoters for any such loans or expenses or pay any such deferred expenses out of the proceeds of this offering or of that transaction. Our proposed business is sometimes referred to as a "blank check" company, because investors will entrust their investment monies to our management before the investors have a chance to analyze the specific use of those funds. Although all of the deposited funds of this offering are intended to be utilized generally to effect a business combination, such proceeds are not otherwise being designated for any specific purposes. Pursuant to Rule 419, prospective investors who invest in TFG will have an opportunity to evaluate the specific merits or risks of only the business combination management chooses to bring to them.

We may seek a business combination with companies that have recently commenced operations, are developing companies in need of additional funds for expansion into new products or markets, are seeking to develop a new product or service, or are established businesses which may be seeking new modes of capitalizing their operations. A business combination may involve the acquisition of, or merger with, a company which does not need substantial additional capital but which desires to establish a public trading market for its shares, while avoiding what it may deem to be adverse consequences of undertaking a public offering itself, such as time delays, significant expense, loss of voting control and compliance with various Federal and State securities laws. To the extent that the business combination involves any company that is seeking to raise funds through future securities offerings, shareholders ownership interest could be diluted further.

In accordance with the requirements of Rule 419 we will not acquire a target business unless the fair value of the target business represents 80% of the maximum proceeds of this offering of securities. To determine the fair market value of a target business our management will examine the financial statements, including balance sheets and statements of cash flow and stockholders' equity, of any acquisition candidate and will specifically analyze that candidate's business's assets, liabilities, sales, net worth, and potential for growth. If we determine that the financial statements of a proposed target business do not clearly indicate that the fair market value of the target business represents 80% of our maximum proceeds of this offering, we will not proceed with such combination transaction. We may, in our discretion, seek a valuation opinion from a qualified independent third party.

Management believes that the probable desire on the part of the owners of target businesses to assume voting control over us to avoid tax consequences or to have complete authority to manage the business will almost assure that we will combine with just one target business. Management also anticipates that upon consummation of a business combination, there will be a change in our control, which will most likely result in the resignation or removal of our present officers and directors. None of our officers or directors have had any preliminary contact or discussions with any representative of any other entity regarding a specific business combination. There is a risk that a selected target business may be a financially unstable company or an entity in the early stage of development or growth. This could include entities without established records of sales or earnings. Accordingly, we could be subjected to the numerous risks inherent in the business and operations of a financially unstable company, an early stage company or a development stage company. In addition, we may effect a business combination with an entity in an industry characterized by a high level of risk, and although management will endeavor to evaluate the risks inherent in a particular industry or target business, there can be no assurance that our management will properly ascertain or assess all significant risks.

We anticipate that the selection of a business combination will be complex and risky. Because of general economic conditions, rapid technological advances being made in some industries, and shortages of available capital, management believes that there are numerous firms seeking even the limited additional capital which we will have and/or the benefits of a publicly traded corporation. Such perceived benefits of a publicly traded corporation may include facilitating or improving the terms on which additional equity financing may be sought, providing liquidity for the principals of a business, creating a means for providing incentive stock options or similar benefits to key employees, providing liquidity, subject to restrictions of applicable regulations for all shareholders and other factors. Potentially available business combinations may occur in many different industries and may involve acquisition candidates which are in various stages of development. This will make the task of comparative investigation and analysis of such business opportunities extremely difficult and complex.

EVALUATION OF BUSINESS COMBINATIONS

The analysis of business combinations will be undertaken by or under the supervision of our officers and directors, none of whom is a professional business analyst. In analyzing prospective business combinations, management will consider such matters as the available technical, financial, and managerial resources; working capital and other financial requirements; history of operations, if any; prospects for the future; nature of present and expected competition; the quality and experience of management services which may be available and the depth of that management; the potential for further research, development, or exploration; specific risk factors not now foreseeable but which then may be anticipated to impact the proposed activities of the acquisition candidate; market share and potential for market growth; the potential for growth or expansion, the potential for profit; the industry in which the acquisition candidate operates and the potential for growth in that industry; the perceived public recognition or acceptance of products or services; name identification and other relevant factors. Our officers and directors or advisors will meet personally with management and key personnel of potential target businesses as part of their investigation. To the extent possible, we intend to utilize written reports and investigations to evaluate the factors discussed above.

We may pay finders’ fees to third parties who introduce target companies to us, although there are no specific arrangements to do so at the current time. We anticipate that any such finders’ fees will only be paid on consummation of the business combination. It is not possible for us to estimate, at this time, the amount or rate of any such finders’ fee. In the event finders’ fees are paid, we will file a post-effective amendment identifying any third parties to be paid finders’ fees in connection with a business combination, describing the material terms of any agreement with such third party.

Since we will be subject to Section 13 or 15(d) of the Securities Exchange Act of 1934 immediately following our public offering, we will be required to furnish certain information about significant acquisitions, including audited financial statements for company(s) acquired, covering one, two or three years depending upon the relative size of the acquisition.  Consequently, acquisition prospects that do not have or are unable to obtain the required audited statements may not be appropriate for acquisition so long as the reporting requirements of the Exchange Act are applicable.

It may be anticipated that any business combination will present certain risks. Many of these risks cannot be adequately identified prior to selection, and investors must therefore depend on the ability of management to identify and evaluate such risks. In the case of some of the potential combinations available to us, it may be anticipated that the promoters of such target businesses have been unable to develop a going concern or that such business is in its development stage in that it has not generated significant revenues from its principal business activity prior to a combination transaction with us. There is a risk, even after the consummation of such business combinations and the related expenditure of our funds, that the combined enterprises will still be unable to become a going concern or advance beyond the development stage. The business combination target may involve new and untested products, processes, or market strategies, which may not succeed. In the event of such a combination these risks will be assumed by us and, therefore, our shareholders.

BUSINESS COMBINATIONS

A business combination may be structured in a variety of ways. We may become a party to a merger, consolidation, reorganization, joint venture, or licensing agreement with another corporation or entity. We may also purchase stock or assets of an existing business. Investors should note that any merger or acquisition effected by us may be expected to have a significant dilutive effect on the percentage of shares held by our then-shareholders, including purchasers in this offering. On the consummation of a business combination, it is anticipated that the target business will have significantly more assets than we have; therefore, management plans to offer a controlling interest in TFG to the target business. While the actual terms of a transaction to which we may become a party cannot be predicted, it may be expected that the parties to the business combination will find it desirable to avoid the creation of a taxable event and thereby structure the acquisition in a so-called "tax-free" reorganization under Sections 368(a)(1) or 351 of the Internal Revenue Code of 1989. In order to obtain tax-free treatment under the Code, it may be necessary for the owners of the acquired business to own 80% or more of the voting stock of the surviving entity.  In such event, our shareholders, including investors in this offering, would retain 20% or less of the issued and outstanding shares of the surviving entity, which would be likely to result in significant dilution in the equity of such shareholders. In addition, it is anticipated that all or a majority of our directors and officers may, as part of the terms of the acquisition transaction, resign as directors and officers of the surviving company.

It is anticipated that any securities issued in any reorganization would be issued in reliance on exemptions from registration under applicable federal and state securities laws.  In some circumstances, however, as a negotiated element of this transaction, we may agree to register such securities either at the time the transaction is consummated under certain conditions, or at specified times thereafter. The issuance of substantial additional securities and their potential sale into any trading market which may develop in our common stock may have a depressive effect on such market.

If at any time prior to the completion of this offering we enter into negotiations with a possible merger candidate and such a transaction becomes probable, then this offering will be suspended so that an amendment can be filed which will include financial statements including balance sheets and statements of cash flow and stockholders' equity of the proposed target.

We may acquire a business in which our promoters, management or their affiliates own a beneficial interest. In such event, such transactions may be considered a related-party transaction and the terms, purchase price and benefits of such an acquisition would not be determined in an arms-length transaction.  Such terms might not be as beneficial as terms in a transaction negotiated with an unrelated party. No related-party transaction is presently contemplated. In the event a related-party transaction is contemplated sometime in the future, we intend to seek an independent appraisal of the transaction and to seek shareholder approval through a vote of shareholders. However, shareholders objecting to any such related-party transaction will only be able to request the return of their invested funds held in escrow in connection the reconfirmation process to be conducted in accordance with Rule 419.

NO ASSURANCES OF A PUBLIC MARKET

Rule 419 states that all securities sold in an offering by a blank check company, as well as securities issued in connection with an offering to underwriters, promoters or others as compensation or otherwise, must be placed in the Rule 419 escrow account. These securities will not be released from escrow until the consummation of a merger or acquisition as provided for in Rule 419. There is no present market for our common stock and there is no assurance that a public market will develop following the release of securities from the Rule 419 account. Thus, shareholders may find it difficult to sell their shares. To date, neither we nor anyone acting on our behalf have requested any broker dealer to act as a market maker for our common stock. Further, there have been no discussions or understandings, preliminary or otherwise, between us and any market maker regarding the participation of any such market maker in the future trading market, if any, for our common stock. It is anticipated that market makers will be obtained after the release of the stock from the Rule 419 escrow account.

Many states have enacted statutes, rules and regulations limiting the sale of securities of "blank check" companies in their respective jurisdictions. Management does not intend to undertake any efforts to cause a market to develop in any securities until we have successfully concluded a business combination.

Upon the consummation of a business combination, we anticipate that there will be a change in our management.  The new management may decide to change the policies as to the use of proceeds as stated in this Prospectus. Our present management anticipates that the deposited funds will be used by the post-merger management at its sole discretion.

Our current management will not make any loans from the proceeds of this offering, nor will our current management borrow funds and use either our working capital or deposited funds as security for such. This policy is based upon an oral agreement among management. Management is unaware of any circumstances under which such policy through their own initiative may be changed.

The proceeds received in this offering will be deposited into the Rule 419 escrow account pending consummation of a business combination and reconfirmation by investors. Such deposited funds will be in an insured depository institution account in either a certificate of deposit or interest-bearing savings account as determined by the Escrow Agent.

COMPETITION

We are an insignificant player among the firms which engage in business combinations. There are many established venture capital and financial services companies which have significantly greater financial, personnel resources and technical expertise than we will. In view of our limited financial resources and limited management availability, we will continue to be at a significant competitive disadvantage compared to our competitors. Also, we will be competing with a number of other small, blank check public and shell companies.

DETERMINATION OF OFFERING PRICE

The offering price of $.25 per share has been arbitrarily determined by us. This price bears no relation to our assets, book value or other customary investment criteria, including, among other things, our prior operating history.

REGULATION

The Investment Company Act defines an "investment company" as an issuer which is or holds itself out as being engaged primarily in the business of investing, reinvesting or trading of securities. While we do not intend to engage in such activities, we could become subject to regulations under the Investment Company Act in the event we obtain or continue to hold a minority interest in a number of enterprises. In this event, we could be expected to incur significant registration and compliance costs if we were required to register under the Investment Company Act. Accordingly, we will conduct our affairs in a manner that will avoid our classification as an Investment Company and management will continue to review our activities from time to time with a view toward reducing the likelihood we could be classified as an "Investment Company."

EMPLOYEES

We currently have no employees. Each of our officers and directors is engaged in business activities outside of this Company, and the amount of time they will devote to our business will be minimal. Upon completion of the public offering, it is anticipated that the President and our other officers and directors will devote the necessary time to our affairs each month that will allow us to obtain a successful business opportunity as more specifically described herein.

We expect to use attorneys and accountants as necessary, and do not anticipate a need to engage any full-time employees during the phase devoted to seeking and evaluating business opportunities. The need for employees and their availability will be addressed along with the decisions specific to acquiring or participating in a specific business opportunity. We have allocated a portion of the offering proceeds for general overhead. Although there is no current plan to hire employees on a full-time or part-time basis, on consummation of a business combination and release of the proceeds of the offering from escrow employees may be hired and some portion of the working capital may be used to pay such employees.

Until an active business is commenced or acquired, we will have no employees or day-to-day operations. We are unable to make any estimate as to the future number of employees which may be necessary. If an existing business is acquired it is possible that we would hire its existing staff.

FACILITIES

We are presently using the office of our President, J. Stephen Chandler, at no cost, as our office. We expect to continue this arrangement until the completion of the offering and consummation of a business combination. We are not required to pay any rent during that time frame. We presently do not own any equipment, and do not intend to purchase or lease any equipment prior to or upon completion of a business combination.

LITIGATION; LEGAL PROCEEDINGS

TFG is not a party to any legal proceedings at this time.

MANAGEMENT

The following table provides information concerning our officers and directors. All directors hold office until the next annual meeting of stockholders or until their successors have been elected and qualified.

NAME	AGE	POSITION
J. Stephen Chandler	57	President/Director
Mark W. Ryburn	55	Secretary-Treasurer/Director

BIOGRAPHY

J. Stephen Chandler is the President and a Director of TFG, and he has held that position since the inception of the Company. Mr. Chandler is also the owner and President of Select Services, a Charlotte, North Carolina-based firm that provide asset protection consulting services to individuals and businesses. Mr. Chandler has held this position since 2001. Mr. Chandler received a Bachelor of Arts degree in Business Administration from the University of North Carolina at Charlotte in 1974.

Mark W. Ryburn is Secretary, Treasurer and a Director of TFG, and he has held these positions since the inception of the Company. Mr. Ryburn is the owner and President of Heritage Enterprises, Inc., a Charlotte, North Carolina Real Estate Investment Company. He has held this position since January, 2004. From 1989 to 1999 Mr. Ryburn was a computer operator for Belk's department stores main-frame computer, located in Charlotte, North Carolina. From 1999 to 2003, Mr. Ryburn managed certain real estate he owns personally. Mr. Ryburn received a Bachelor of Arts degree in Economics from Furman University located in Greenville, South Carolina in 1973.

PROMOTERS

Mr. Chandler and Mr. Ryburn are the promoters of the Company, and they are the Company's only shareholders. The only transaction between the Company and Messrs. Chandler and Ryburn is the purchase of their shares of common stock, and the details of that transaction are described in the table under the heading "Shareholders".

CONFLICTS OF INTEREST

Our management has other financial and business interests to which they devote a significant amount of their time. Consequently, there are inherent potential conflicts of interest in their acting as our officers and directors. Although there are no current plans to enter into any business transactions between us and any other business, there can be no assurance that management will resolve all conflicts of interest in our favor.

None of our officers or directors are currently involved in any blank check offerings. No member of management is currently affiliated or associated with any blank check company; however, management may become involved with the promotion of other blank check companies in the future.  Accordingly, additional direct conflicts of interest may arise in the future with respect to individuals acting on our behalf and on behalf of other entities.  Moreover, additional conflicts of interest may arise with respect to opportunities that come to the attention of these individuals in the performance of their duties.  We do not currently have a right of first refusal pertaining to opportunities that come to management's attention where the opportunity may relate to our proposed business operation.

Our officers and directors are, so long as they remain officers or directors, subject to the restriction that all opportunities contemplated by our plan of operation that come to their attention, in the performance of their duties or in any other manner, will be considered opportunities of, and be made available to us and the other companies that they are affiliated with on an equal basis. A breach of this requirement will be a breach of the fiduciary duties of the officer or director. If we and the companies that the officers and directors are affiliated with both desire to take advantage of an opportunity, then those officers and directors would abstain from voting on the opportunity.

REMUNERATION

None of our officers or directors have received any cash remuneration since our inception, and none is to receive or accrue any remuneration from us upon completion of this offering. No remuneration of any nature has been paid for or on account of services rendered by a director in such capacity. Our officer's plan to devote approximately 20 hours per month to the affairs of TFG, however, it is anticipated that the number of hours will increase significantly during any acquisition transaction. Ultimately, our officers will devote the time and attention to the business of TFG that is necessary to complete a business combination within the Rule 419 time frames. No retirement, pension, profit-sharing, stock options or insurance programs have been adopted by us for the benefit of our employees.

It is possible that, after we successfully consummate a business combination with an unaffiliated entity, that entity may desire to employ or retain one or more members of our management for the purposes of providing services to the surviving entity. However, we have adopted a policy designed to reduce or eliminate the influence on the acquisition process of any post-transaction employment offers made to members of management. This policy is based on an unwritten agreement of management that they will disclose to the Board of Directors discussions concerning possible employment by any entity that proposes to undertake a transaction with us and further, to abstain from voting on the transaction. Therefore, as a practical matter, if each member of the Board of Directors is offered employment in any form from any prospective business combination candidate, the proposed transaction will not be approved by the Board of Directors as a result of the inability of the Board to affirmatively approve the transaction. The transaction would then be presented to our stockholders for approval.

In accordance with the requirements of Item 402(b) of Regulation S-B of the Securities Act of 1933, as amended, set forth below is a summary compensation table. There are no understandings or agreements regarding compensation our management will receive after a business combination that is required to be included in this table, or otherwise.

Long-Term Compensation

Annual Compensation Awards
Name and Principal Position	Year	Salary($)	Bonus($)	Other Annual Compensation ($)	Restricted Stock Award(s)	Securities Underlying Option/SARS(#)	LTIP Payouts ($)	All Other Compensation
J. Stephen Chandler President	2005	$0	$0	$0	$0	0	$0	$0
Mark W. Ryburn Secretary/Treasurer	2005	$0	$0	$0	$0	0	$0	$0

MANAGEMENT INVOLVEMENT

We have conducted no business as of yet, and aside from the work associated with our formation, management has done no work with or for us. All of management will speak to business associates and acquaintances and will search business publications for target businesses. After the closing of this offering, management intends to search for target businesses and then will consider and negotiate with target businesses until an acquisition agreement is entered into. Management has not divided these duties among its members.

STATEMENT AS TO INDEMNIFICATION

Section 78-7502 et seq. of the Nevada Corporation Code provides for indemnification of the officers, directors, employees and agents of Nevada corporations such as TFG. Complete disclosure of this statute is provided in Part II hereof. This information can be examined as described in "Further Information."

Under the terms of our bylaws, we agree to indemnify and hold harmless to the fullest extent authorized by Nevada law, any of our directors, officers, agents or employees, against all expense, liability and loss reasonably incurred or suffering by such person in such capacity.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the Registrant pursuant to the foregoing provisions, we have been informed that in the opinion of the Securities and Exchange Commission such indemnification is against the public policy as expressed in the Securities Act and is therefore, unenforceable.

MARKET FOR OUR COMMON STOCK

Prior to this date, there has been no trading market for our common stock. Pursuant to the requirements of Rule 15g-8 of the Exchange Act, a trading market will not develop prior to the effectiveness of this Prospectus or while the common stock under this offering is maintained in escrow. The common stock under this offering will remain in escrow until our consummation of a business combination pursuant to the requirements of Rule 419. See discussion under the heading ("Investors Rights and Substantive Protection under Rule 419").  There are currently 2 holders of our outstanding common stock. The outstanding common stock was sold in reliance upon an exemption from registration contained in Section 4(2) of the Securities Act of 1933, as amended. All purchasers were sophisticated investors. Current shareholders will own at least 82% of the outstanding shares upon completion of the offering and, as a result, there is no likelihood of an active public-trading market, as that term is commonly understood, developing for the shares.

There can be no assurance that a trading market will develop upon the consummation of a business combination and the subsequent release of the common stock and other escrowed shares from escrow. To date, neither we nor anyone acting on our behalf has taken any affirmative steps to retain or encourage any broker dealer to act as a market maker for our common stock. Further, there have been no discussions or understandings between us or anyone acting on our behalf and any market maker regarding the participation of any such market maker in the future trading market, if any, for our common stock. Present management does not anticipate that any such negotiations, discussions or understandings shall take place prior to the execution of an acquisition agreement. Management expects that decisions in this area will ultimately be initiated by the party or parties controlling the entity or assets, which we may acquire.

Our common stock is not quoted at the present time. The SEC has adopted a rule that established the definition of a "penny stock, " for purposes relevant to us, as any equity security that has a market price of less than $5.00 per share or which has an exercise price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, the rules require: (i) that a broker or dealer approve a person's account for transactions in penny stocks; and (ii) the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased. In order to approve a person's account for transactions in penny stocks, the broker or dealer must (i) obtain financial information and investment experience and objectives of the person; and (ii) make a reasonable determination that the transactions in penny stocks are suitable for that person and that person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks. The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule in a form specified by the Commission relating to the penny stock market, which, in highlight form, (i) sets forth the basis on which the broker or dealer made the suitability determination; and (ii) that the broker or dealer received a signed, written agreement from the investor prior to the transaction. Disclosure also has to be made about the risks of investing in penny stocks in both public offerings and in secondary trading, about commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

Management intends to strongly consider a prospective business combination that will allow our securities to be traded without being subject to the "penny stock" limitations described above. We hope to do this by compliance with the requirements for exemption from classification as a penny stock under Rule 3a51-1 of the Exchange Act. There are various exemptions available to a company under this rule, including, subject to certain qualifications and limitations, possessing assets in excess of $5,000,000, average revenue of $6,000,000 or listing of stock on a national securities exchange or the NASDAQ. Requirements to list a stock on a national securities exchange or the NASDAQ vary depending upon the exchange and the type of listing. A summary of NASDAQ listing requirements can be found at www.nasdaq.com/about/listing_information.stm. These requirements can involve, depending upon the type of listing, anywhere from a minimum of $5,000,000 to $30,000,000 in equity and a minimum of from 300 to 400 shareholders. A summary of listing requirements for the New York Stock Exchange can be found at www.nyse.com/listed/listed.html. These requirements are generally more stringent than those of NASDAQ.

We cannot predict whether, upon a successful business combination, our securities will be exempt from the Commissions' penny stock regulations for listing on NASDAQ or some other national exchange, or be able to maintain the maintenance criteria necessary to insure continued listing. The failure of our securities to qualify for the exemption or the failure to qualify or meet the relevant maintenance criteria after qualification in the future may result in the discontinuance of the inclusion of our securities on a national exchange. However, trading, if any, in our securities may then continue in the non-NASDAQ over-the-counter market. As a result, a shareholder may find it more difficult to dispose of, or to obtain accurate quotations as to the market value of, our securities.

CERTAIN TRANSACTIONS

Our management and promoters have made an unwritten commitment to advance or defer fees or expenses we may incur prior to the consummation of a business combination, to the extent such fees or expenses exceed the amounts held in our treasury. Management intends to enter into an agreement for a business combination which provide that any such advances or deferrals will be paid contemporaneously with or following the combination transaction. It is possible that a target company will use the proceeds of this offering to make such payment on release of the offering proceeds from escrow. See "Use of Proceeds" and "Plan of Operation." Except as otherwise included herein, there have been no related-party transactions, or any other transaction or relationship required to be disclosed pursuant to Item 404 of Regulation S-B.

PRINCIPAL STOCKHOLDERS

The following table sets forth certain information regarding the beneficial ownership of our common stock as of December 31, 2005, and as adjusted to reflect the sale of the shares offered hereby, by (i) each person who is known by us to own beneficially more than 5% of our outstanding common stock; (ii) each of our officers and directors; and (iii) all our directors and officers as a group. None of the current shareholders have received or will receive any extra or special benefits that were not shared equally (pro-rata) by all holders of shares of our stock.

Name and Address of Beneficial Owner	Amount and Nature of Common Stock Beneficially Owned	Percentage Ownership of Common Stock Before Offering(1)	Percentage Ownership of Common Stock After Offering(2)
J. Stephen Chandler 6038 Rose Valley Dr. Charlotte, NC 28210	4,500,000	50	41
Mark W. Ryburn 134 Wendover Heights Cr. Charlotte, NC 28211	4,500,000	50	41
All Officers and Directors as a Group (2 persons)	9,000,000	100%	82%

(1)  Applicable percentage ownership is based on 9,000,000 shares outstanding as of December 31, 2005.  There are no options, warrants, rights, conversion privilege or similar right to acquire the common stock of the Company outstanding as of December 31.

(2)  These percentages assume the sale of all the shares in this offering; however, this is a best effort offering and there is no assurance that all the shares will be sold.  In the event that fewer than 2,000,000 shares are sold in this offering, these percentages will increase.

PRIOR BLANK CHECK COMPANIES

None of our officers or directors have served in similar positions for other blank check companies in the past, and they have not previously been involved with any other blank check company in any capacity.

DESCRIPTION OF SECURITIES

COMMON STOCK

We are authorized to issue 100,000,000 shares of common stock with a par value of $.001 per share. As of December 31, 2005, 9,000,000 shares of our common stock were issued and outstanding. Each outstanding share of common stock is entitled to one vote, either in person or by proxy, on all matters that may be voted upon by the owners thereof at meetings of the stockholders.

Our shareholders have no pre-emptive rights to acquire additional shares of common stock. The common stock is not subject to redemption or any sinking fund provision, and it carries no subscription or conversion rights. In the event of our liquidation, the holders of the common stock will be entitled to share equally in the corporate assets after satisfaction of all liabilities.

All shares of common stock that are the subject of this offering, when issued, will be fully paid for and non-assessable, with no personal liability attaching to the ownership thereof. At the completion of this offering, assuming the sale of all the shares offered hereby, our present shareholders will beneficially own approximately 82% of the then-outstanding shares. Accordingly, after completion of this offering, our present shareholders will be in a position to control all of our affairs.

The description contained in this section does not purport to be complete. Reference is made to our certificate of  incorporation and bylaws which are available for inspection upon proper notice at our offices, as well as to the Nevada Corporation Code for a more complete description covering the rights and liabilities of shareholders.

Holders of our common stock

(i)  have equal ratable rights to dividends from funds legally available therefore, if declared by our Board of Directors,

(ii) are entitled to share ratably in all our assets available for distribution to holders of common stock upon our liquidation, dissolution or winding up;

(iii)  do not have preemptive, subscription or conversion rights or redemption or sinking fund provisions; and

(iv)  are entitled to one non-cumulative vote per share on all matters on which stockholders may vote at all meetings of our stockholders.

The holders of shares of our common stock do not have cumulative voting rights, which means that the holders of more than fifty percent (50%) of outstanding shares voting for the election of directors can elect all of our directors if they so choose and, in such event, the holders of the remaining shares will not be able to elect any of our directors. At the completion of the offering, the present officers and directors and present stockholders will beneficially own at least (82%) of the outstanding shares of common stock. Accordingly, after completion of the offering, our present stockholders will be in a position to control all of our affairs.

FUTURE FINANCING

In the event the proceeds of this offering are not sufficient to enable us to successfully find a business combination we may seek additional financing. At this time we believe that the proceeds of this offering will be sufficient for such purpose and therefore we do not expect to issue any additional securities before the consummation of a business combination. However, we may issue additional securities, incur debt or procure other types of financing if needed. We have not entered into any agreements, plans or proposals for such financing and as of the current date, we have no plans to do so. We will not use the deposited funds as collateral or security for any loan or debt incurred. If we do require additional financing, there is no guarantee that such financing will be available to us or if available that such financing will be on terms acceptable to us.

REPORTS TO STOCKHOLDERS

We intend to furnish our stockholders with annual reports containing audited financial statements as soon as practicable at the end of each fiscal year.  Our fiscal year ends on December 31st.

DIVIDENDS

We were only recently organized, we have no earnings, and we have paid no dividends to date. Since we were formed as a blank check company with our only intended business being the search for an appropriate business combination, we do not anticipate having any earnings until such time that a business combination is reconfirmed by the stockholders. However, there are no assurances that upon the consummation of a business combination, we will then have earnings or issue dividends. Therefore, it is not expected that cash dividends will be paid to stockholders until after a business combination is reconfirmed, if at all.

TRANSFER AGENT

We have appointed Fidelity Transfer Company as our Transfer Agent.

SHARES ELIGIBLE FOR FUTURE SALE

There has been no public market for our common stock and we cannot assure you that a significant public market for our common stock will be developed or be sustained after this offering. Sales of substantial amounts of common stock in the public market after this offering, or the possibility of substantial sales occurring, could adversely affect prevailing market prices for our common stock or our future ability to raise capital through an offering of equity securities.

The 9,000,000 shares of our common stock currently outstanding are "restricted securities" as that term is defined in the Securities Act and are held by two (2) persons. At this time we have not entered into any agreement to register any of our issued and outstanding shares, although such agreement may be entered into in the future, or such an agreement may be made part of the terms of a future combination transaction.

We have not issued any options or warrants to purchase, or securities convertible into, our common equity.

In January, 2000, the Commission issued an interpretive letter to the NASD which concluded that promoters or affiliates of a blank check company and their transferees would act as "underwriters" under the Securities Act when reselling the securities of a blank check company. Such letter also indicated that the Commission believed that those securities can be resold only through a registered offering. Under the Commission's interpretation Rule 144 would not be available for those resale transactions despite technical compliance with the requirements of such Rule.

PLAN OF DISTRIBUTION

We intend to offer, sell and distribute publicly up to 2,000,000 shares of our common stock at an offering price of $.25 per share, for an aggregate maximum sales price of $500,000. This offering is being offered on a "best efforts, " basis, and the offering will end on the first to occur of the receipt of subscriptions for 2,000,000 shares or 180 days from the date of this Prospectus. However, we reserve the right to close the offering at any time it is complete. Securities will not be delivered to subscribers, but instead will be issued in the name of the subscriber and promptly delivered to the Rule 419 escrow account, as more fully described under the heading "Deposit of Offering Proceeds and Securities." No securities will be issued in the name of a public investor until such time as the funds for the purchase of the shares are deposited in the escrow account within the time period described above. All proceeds will be deposited in an escrow account with FirstCity Bank, Stockbridge, Georgia, until such time as the closing of a business opportunity, such as a merger or acquisition. (See "Deposit of Offering Proceeds and Securities.")

We propose to offer the shares directly on a "best efforts" basis in a self-underwritten offering and no compensation is to be paid to any person in connection with the offer and sale of the shares. Our executive officers shall distribute Prospectuses related to this offering. We estimate approximately 100 to 200 Prospectuses shall be distributed in such a manner. Our executive officers intend to distribute Prospectuses to acquaintances, friends and business associates. Although our executive officers are "associated persons," as that term is defined in the Securities Exchange Act of 1934, they are deemed not to be brokers for the following reasons: (1) they are not subject to a statutory disqualifications as that term is defined in Section 3(a)(39) of the Exchange Act at the time of their participation in the sale of our securities; (2) they will not be compensated in connection with their participation in the sale of our securities by the payment of commission or other remuneration based either directly or indirectly on transactions in securities; (3) none of them are an associated person of a broker or dealer at the time of his/her participation in the sale of our securities; and (4) each associated person shall restrict his/her participation to the following activities:

(a) preparing any written communication or delivering such communication through the mails or other means that does not involve oral solicitation of a potential purchaser;

(b) responding to inquiries of a potential purchasers in a communication initiated by the potential purchasers, provided however, that the content of such responses are limited to information contained in a Registration Statement filed under the Securities Act of 1933 or other offering document; or

(c) performing ministerial and clerical work involved in effecting any transaction.

Initially, the Shares will only be sold to residents of North Carolina and South Carolina. In the event that we expand the number of states in which our securities will be sold, we will file a post effective amendment to the Registration Statement.

As of the date of this Prospectus, we have not retained any broker in connection with the sale of securities being offered hereby, and it is not anticipated that one will be retained.

Neither we nor anyone acting on our behalf, including our shareholders, officers, directors, promoters, affiliates or associates, will approach a market maker or take any steps to request or encourage a market in our common stock prior to a combination transaction. There have been no preliminary discussions or understandings between us or anyone acting on our behalf and any market maker regarding the participation of any such market maker in the future trading market, if any, for our securities, nor do we have any plans to engage in such discussions. We do not intend to use consultants to obtain market makers. Our investors shall make their own decisions regarding whether to hold or sell their shares. We shall not exercise any influence over investors' decisions. There are no minimum purchase requirements.

ESCROW

The proceeds from the offering will be held in escrow pursuant to an escrow agreement in accordance with Rule 419. None of the funds will be released to us from escrow in order to cover our initial fees and expenses. The funds will be left in escrow until we consummate a business combination in accordance with Rule 419 or 18 months from the date of this Prospectus have passed. If the time period elapses, the remaining funds in escrow, plus interest, will be returned to the investors. If a business combination is consummated, the remaining funds in the escrow account -- other than funds returned to investors who elect not to continue their investment in the combined entity pursuant to reconfirmation offer -- will be delivered to us for our operations. We may also choose to return all remaining funds and discontinue the search for a business combination at any time in our discretion.

PENNY STOCK

Broker-dealer practices in connection with transactions in "penny stocks" are regulated by certain penny stock rules adopted by the Securities and Exchange Commission. Penny stocks generally are equity securities with a price of less than $5.00, other than securities registered on certain national securities exchanges or quoted on the NASDAQ system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system. The penny stock rules require a broker-dealer, prior to entering into a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document prepared by the Commission that provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction, and monthly account statements showing the market value of each penny stock held in the customer's account. In addition, the penny stock rules require that prior to entering into a transaction in a penny stock not otherwise exempt from such rules the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction. These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for a stock that becomes subject to the penny stock rules, and it is anticipated that our Common Stock will be subject to the penny stock rules. These facts may cause investors more difficulty in selling their shares than if such shares were not subject to the Penny Stock Rules. Accordingly, investors in this offering may find it more difficult to sell their shares.

METHOD OF SUBSCRIBING

Persons may subscribe by filling in and signing the subscription agreement and delivering it, prior to the expiration date (as defined below), to The Forsythe Group at 6038 Rose Valley Drive, Charlotte, North Carolina 28210. The subscription price of $.25 per share must be paid in cash or by check, bank draft or postal express money order payable in United States dollars to the order of FirstCity Bank as escrow agent.

Our officers, directors, current shareholders and any of their affiliates or associates may purchase a portion of the shares offered in this offering. Shares purchased by our officers, directors and principal shareholders, if any, will be acquired for investment purposes and not with a view towards distribution.

EXPIRATION DATE

This offering will expire 180 days from the date of this Prospectus.

LITIGATION

We are not presently a party to any litigation, nor to the knowledge of management is any litigation threatened against us, which might have a material effect on our financial position.

LEGAL OPINIONS

Buker, Jones & Haley, P.C., 115 Perimeter Center Place, Suite 170, Atlanta, Georgia 30346, special counsel to The Forsythe Group, has rendered an opinion that the shares of common stock offered hereunder will be validly issued.

EXPERTS

Our balance sheet as of December 31, 2005, and the related statements of operations, changes in stockholders' equity, and cash flows for the period July 29, 2005 (inception) to December 31, 2005 included in this Prospectus and incorporated by reference in the Registration Statement, have been audited by our independent auditor, as stated in her report appearing herein and incorporated by reference in the Registration Statement, and are included and incorporated by reference in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We have not previously been required to comply with the reporting requirements of the Exchange Act. We have filed with the Commission a Registration Statement on Form SB-2 to register the shares of common stock. This Prospectus is part of the Registration Statement, and, as permitted by the Commission's rules, does not contain all of the information in the Registration Statement. For further information about us, and the securities offered under the Prospectus, you may refer to the Registration Statement and to the exhibits and schedules filed as a part of this Registration Statement. As of the effective date of the Registration Statement, we will be a reporting company and will be subject to the reporting requirements of the Exchange Act. Our filings may be inspected and copied without charge at the offices of the Commission, 100 F Street, N.E., Room 1580, Washington, D.C. 20549. Copies of our filings can be obtained from the Public Reference Section of the Commission at the address noted above at prescribed rates. You may call the Commission at 1-800-SEC-0330 for further information on the public reference room. We have filed this Registration Statement and will file all future Registration Statements and other documents and reports electronically through the SEC's EDGAR, the

Electronic Data Gathering and Retrieval System. These documents are publicly available through the Commission's Internet World Wide Web site at http://www.sec.gov.

--------------------

UNAUDITED FINANCIAL STATEMENTS

The Forsythe Group

(A Development Stage Company)

June 30, 2006

--------------------

The Forsythe Group (A Development Stage Company)
Balance Sheet--Unaudited
As of June 30, 2006

ASSETS

CURRENT ASSETS:
Cash	$ 193
TOTAL CURRENT ASSETS	193

TOTAL ASSETS	$ 193

LIABILITIES AND STOCKHOLDERS' EQUITY

STOCKHOLDERS' EQUITY
Common stock ($.001 par value, 100,000,000 shares authorized; 9,000,000 shares issued and outstanding)	9,000
Additional paid in capital	22,009
Retained Deficit	(30,816)
TOTAL STOCKHOLDERS' EQUITY	193

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$ 193

The Forsythe Group (A Development Stage Company)
Statement of Operations--Unaudited
For the 6 months ended June 30, 2006

		Cumulative
		Totals
	June 30,	Since
	2006	Inception
REVENUES:
Commissions	$ -	$ -
Total Revenue	-	-

EXPENSES:
Professional Fees	16,585	29,644
Miscellaneous Fees	94	1,172
Total Expenses	16,679	30,816

Loss from operations	$ (16,679)	$ (30,816)

Provision for income taxes	-	-

NET LOSS	$ (16,679)	$ (30,816)

Basic and fully diluted net loss per common share:	$ (0.02)	$ (0.03)

Weighted average common shares outstanding	900,000	900,000

The Forsythe Group (A Development Stage Company)
Statement of Cash Flows--Unaudited
For the six months ended June 30, 2006

		Cumulative
		Totals
	June 30,	Since
	2006	Inception
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$ (16,679)	$ (30,816)
Adjustments to reconcile net (loss) to net cash used in operations:
Professional expenses paid by officer/shareholder	11,772	25,909
NET CASH USED IN OPERATING ACTIVITIES	(4,907)	(4,907)

CASH FLOWS FROM FINANCING ACTIVITIES:
Contributions of capital in cash	-	10,007
	-	10,007

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	(4,907)	5,100

CASH AND CASH EQUIVALENTS,
BEGINNING OF THE PERIOD	5,100	-

END OF THE PERIOD	$ 193	$ 5,100

	$ -	$ -

--------------------

AUDITED FINANCIAL STATEMENTS

The Forsythe Group

(A Development Stage Company)

December 31, 2005

---------------------

CONTENTS

INDEPENDENT AUDITOR’S REPORT…………………………………………….

1

 BALANCE SHEET……………………………………………………………….…..

2

 STATEMENT OF OPERATIONS…………………………………………………..

3

 STATEMENT OF CASH FLOWS………………………………………………..…

4

 STATEMENT OF STOCKHOLDERS’ EQUITY…………………………………..

5

NOTES TO FINANCIAL STATEMENTS……………………………………………

6-10

To the Board of Directors and
Stockholders of The Forsythe Group

I have audited the accompanying balance sheets of The Forsythe Group (A Development Stage Company) as of December 31, 2005, and the related statements of operation, stockholders’ equity and comprehensive income, and cash flows for the year ended December 31, 2005 and for the period from inception (July 29, 2005) through December 31, 2005.

These financial statements are the responsibility of the company’s management. My responsibility is to express an opinion on these financial statements based on my audit.

I conducted my audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that I plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. I believe that my audit provides a reasonable basis for my opinion.

In my opinion, the financial statements referred to above present fairly, in all material respects, the financial position of The Forsythe Group (A Development Stage Company) as of December 31, 2005, and the results of its operations and its cash flows for the year ended December 31, 2005 and the period from inception (July 29, 2005) through December 31, 2005 in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern.  As discussed in Note H to the financial statements, the Company is in the development stage has suffered losses, has a net capital deficiency and has yet to generate an internal cash flow.  These factors raise substantial doubt about the Company’s ability to continue as a going concern.  Management’s plans in regard to these matters are also described in Note H.  The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Traci J. Anderson

Traci J. Anderson, CPA

Huntersville, NC

January 9, 2006, except for Note J as to which the date is July 17, 2006.

The Forsythe Group (A Development Stage Company)
Balance Sheet
As of December 31, 2005

ASSETS

CURRENT ASSETS:
Cash	$ 5,100
TOTAL CURRENT ASSETS	5,100

TOTAL ASSETS	$ 5,100

LIABILITIES AND STOCKHOLDERS' EQUITY

STOCKHOLDERS' EQUITY
Common stock ($.001 par value, 100,000,000 shares authorized; 9,000,000 shares issued and outstanding)	9,000
Additional paid in capital	10,237
Retained Deficit	(14,137)
TOTAL STOCKHOLDERS' EQUITY	5,100

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$ 5,100

The accompanying notes are an integral part of these financial statements.

The Forsythe Group (A Development Stage Company)
Statement of Operations
For the Period from Inception (July 29, 2005) Through December 31, 2005

Cumulative
Totals
Since
Inception
REVENUES:
Commissions	$ -
Total Revenue	-

EXPENSES:
Professional fees (Note J)	13,059
Filing fees (Note J)	1,078
Total Expenses	14,137

Loss from operations	$ (14,137)

Provision for income taxes	-

NET LOSS	$ (14,137)

Basic and fully diluted net loss per common share:	$ (0.02)

Weighted average common shares outstanding	900,000

The accompanying notes are an integral part of these financial statements.

The Forsythe Group (A Development Stage Company)
STATEMENT OF CASH FLOWS
For the Period from Inception (July 29, 2005) Through December 31, 2005

Cumulative
Totals
Since
Inception
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$ (14,137)
Adjustments to reconcile net (loss) to net cash used in operations:
Expenses paid by Officer	14,137
NET CASH USED IN OPERATING ACTIVITIES	-

CASH FLOWS FROM FINANCING ACTIVITIES:
Contributions of capital in cash	5,100
5,100

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	5,100

CASH AND CASH EQUIVALENTS,
BEGINNING OF THE YEAR	-

END OF THE YEAR	$ 5,100

The accompanying notes are an integral part of these financial statements.

The Forsythe Group (A Development Stage Company)
Statement of Stockholders' Equity
For the Period from Inception (July 29, 2005) Through December 31, 2005

			Additional
	Common Stock		Paid-in	Deficit
	Shares	Amount	Capital	Accumulated

Balances, December 28, 2004 (inception)	$ -	$ -	$ -	$ -

Net loss for the period	-	-	-	(14,137)

Capital Contributions	-	-	10,237	-

Issuance of common shares	9,000,000	9,000		-

Balances, December 31, 2004	9,000,000	$ 9,000	$ 10,237	$ (14,137)

The accompanying notes are an integral part of these financial statements.

NOTE A—SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Business Activity—The Forsythe Group (“The Company”) was organized under the laws of the State of Nevada on July 29, 2005 as a corporation.  The Company is a development stage company and has had no revenues and no activity.  The Company anticipates merging with a company that is operational and has revenues.

Basis of Presentation—The financial statements included herein were prepared under the accrual basis of accounting.

Cash and Cash Equivalents—For purposes of the Statement of Cash Flows, the Company considers liquid investments with an original maturity of three months or less to be cash equivalents.

Management’s Use of Estimates—The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of financial statements and the reported amounts of revenues and expenses during the reporting period.  Actual results could differ from those estimates.  The financial statements above reflect all of the costs of doing business.

Revenue Recognition—The Company’s policy is to recognize income when it is earned.

Comprehensive Income (Loss)—The Company adopted Financial Accounting Standards Board Statement of Financial Accounting Standards (SFAS) No. 130, “Reporting Comprehensive Income”, which establishes standards for the reporting and display of comprehensive income and its components in the  financial statements.  There were no items of comprehensive income (loss) applicable to the Company during the period covered in the financial statements.

Net Income per Common Share—Statement of Financial Accounting Standard (SFAS) No. 128 requires dual presentation of basic and diluted earnings per share (EPS) with a reconciliation of the numerator and denominator of the EPS computations.  Basic earnings per share amounts are based on the weighted average shares of common stock outstanding.  If applicable, diluted earnings per share would assume the conversion, exercise or issuance of all potential common stock instruments such as options, warrants and convertible securities, unless the effect is to reduce a loss or increase earnings per share.  Accordingly, this presentation has been adopted for the period presented.  There were no adjustments required to net income for the period presented in the computation of diluted earnings per share.

Deferred Taxes

Income taxes are provided in accordance with Statement of Financial Accounting Standards No. 109 (SFAS No. 109), “Accounting for Income Taxes.” A deferred tax asset or liability is recorded for all temporary differences between financial and tax reporting and net operating loss-carry forwards.

NOTE A—SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONT.)

Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that, some portion or all of the deferred tax asset will not be realized. Deferred tax assets and liabilities are adjusted for the effect of changes in tax laws and rates on the date of enactment.

Fair Value of Financial Instruments—The carrying amounts reported in the balance sheet for cash, accounts receivable and payable approximate fair value based on the short-term maturity of these instruments.

Accounts Receivable—Accounts deemed uncollectible are written off in the year they become uncollectible.  No receivables were deemed uncollectible as of December 31, 2005.

Impairment of Long-Lived Assets—The Company evaluates the recoverability of its fixed assets and other assets in accordance with Statement of Financial Accounting Standards No. 144, “Accounting for the Impairment or Disposal of Long-Lived Assets” (“SFAS 144’). SFAS 144 requires recognition of impairment of long-lived assets in the event the net book value of such assets exceeds its expected cash flows, it is considered to be impaired and is written down to fair value, which is determined based on either discounted future cash flows or appraised values. The Company adopted the statement on inception. No impairments of these types of assets were recognized during the period ended November 30, 2004 based upon a management review of such assets.

Stock-Based Compensation—The Company accounts for stock-based compensation using the fair value method of Financial Accounting Standard No. 123. Common shares issued for services rendered by a third party (both employees and non-employees) are recorded at the fair value of the shares issued or services rendered, whichever is more readily determinable.

Recent Accounting Pronouncements—In June 2001, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards (SFAS) No. 143, “Accounting for Asset Retirement Obligations” which addresses the accounting and reporting for obligations associated with the retirement of tangible long-lived assets and the associated retirement costs.  SFAS No. 143 requires that the fair value of a liability for an asset retirement obligation be recognized in the period in which it is incurred if a reasonable estimate of fair value cannot be made.  SFAS No. 143 is effective for financial statements issued for fiscal years beginning after June 15, 2002.  The Company does not expect SFAS No. 143 to have a material effect on its financial condition or cash flows.

In August 2001, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards (SFAS) No. 144, “Accounting for the Impairment or Disposal of Long-Lived Assets”.  SFAS No. 144 generally establishes a standard framework to measure the impairment of long-lived assets and expands the Accounting Principles Board (“APB”) 30, “Reporting the Results of Operations—Reporting the Effects of Disposal of a Segment of a Business, and Extraordinary, Unusual and Infrequently Occurring Events and Transactions” to include a component of the entity (rather than a segment of the business).  SFAS No. 144 is effective for financial statements issued

NOTE A—SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONT.)

for fiscal years beginning after December 15, 2001.  The Company does not expect SFAS No. 144 to have a material effect on its financial condition and cash flows.

In April of 2002, Statement of Financial Accounting Standards (SFAS) No. 145 was issued which rescinded SFAS Statements 4, 44, and 64, amended No. 13 and contained technical corrections.  As a result of SFAS No. 145, gains and losses from extinguishments of debt will be classified as extraordinary items only if they meet the criteria in APB Opinion No. 30, that they are unusual and infrequent and not part of an entity’s recurring operations.  The Company does not expect SFAS No. 145 to have a material effect on its financial condition or cash flows.

In July of 2002, the Financial Accounting Standards Board issued Statement of Financial Accounting Standard (SFAS) No. 146, which addresses significant issues regarding the recognition, measurement, and reporting of costs that are associated with exit and disposal activities, including restructuring activities that are currently accounted for pursuant to the guidance that the Emerging Issues Task Force (EITF) has set forth in EITF Issue No. 94-3, “Liability Recognition for Certain Employee Termination Benefits and Other Costs to Exit an Activity (Including Certain Costs Incurred in a Restructuring)”.  SFAS No. 146 revises the accounting for certain lease termination costs and employee termination benefits, which are generally recognized in connection with restructuring charges.  The provisions of SFAS 146 are effective for exit or disposal activities that are initiated after December 31, 2002.  The adoption of this standard will not have an impact on the Company’s financial statements.

In November 2002, the Financial Accounting Standards Board issued Interpretation No. 45 (FIN 45), “Guarantor’s Accounting and Disclosure Requirements for Guarantee, Including Indirect Guarantees or Indebtedness of Others”, which addresses the disclosures to be made by a guarantor in its interim and annual financial statements about its obligations under guarantees.  FIN 45 also requires the recognition of a liability by a guarantor at the inception of certain guarantees that are entered into or modified after December 31, 2002.

In December 2002, the Financial Accounting Standards Board issued Statement of Financial Accounting Standard (SFAS) No. 148, “Accounting for Stock-Based Compensation Transition and Disclosure”—an amendment to SFAS No. 123 (SFAS No. 148), which provides alternative methods of transition for companies voluntarily planning on implementing the fair value recognition provisions of SFAS No. 123.  SFAS No. 148 also revises the disclosure provisions of SFAS No. 123 to require more prominent disclosure of the method of accounting for stock-based compensation, and requiring disclosure of pro forma net income and earnings per share as if the fair value recognition provisions of SFAS No. 123 had been applied from the original effective date of SFAS No. 123.

In January 2003, Financial Accounting Standards Board issued FIN No. 46, “Consolidation of Variable Interest Entities”.  FIN No. 46 requires the consolidation of entities that cannot finance their activities without the support of other parties and that lack certain characteristics of a controlling interest, such as the ability to make decisions about the entity’s activities via voting rights or similar rights.  The entity that consolidates the variable interest entity is the primary

NOTE A—SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONT.)

beneficiary of the entity’s activities.  FIN No. 46 applies immediately to variable interest entities created after January 31, 2003, and must be applied in the first period beginning after June 15, 2003 for entities in which an enterprise holds a variable interest entity that it acquired before February 1, 2003.

In January 2003, the EITF released Issue No. 00-21, (EITF 00-21), “Revenue Arrangements with Multiple Deliveries”, which addressed certain aspects of the accounting by a vendor for arrangement under which it will perform multiple revenue-generating activities.  Specifically, EITF 00-21 addresses whether an arrangement contains more than one unit of accounting and the measurement and allocation to the separate units of accounting in the arrangement.  EITF 00-21 is effective for revenue arrangements entered into in fiscal periods beginning after June 15, 2003.  The adoption of this standard will not have an impact on the Company’s financial statements.

In May 2003, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards (SFAS) No. 149, “Amendment of Statement 133 on Derivative Instruments and Hedging Activities.”  SFAS No. 149 amends and clarifies accounting for derivative instruments, including certain derivative instruments embedded in other contracts, and for hedging activities under SFAS No. 133.  SFAS No. 149 is effective for contracts entered into or modified after June 30, 2003 and for hedging relationships designated after June 30, 2003. The Company does not believe that there will be any impact on its financial statements.

In May 2003, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards (SFAS) No. 150, “Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity.”  SFAS No. 150 establishes standards for how companies classify and measure certain financial with characteristics of both liabilities and equity.  It requires companies to classify a financial instrument that is within its scope as a liability (or an asset in some characteristics).  SFAS No. 150 is effective for financial instruments entered into or modified after May 31, 2003.  The standard will not impact the Company’s financial statements.

NOTE B—SUPPLEMENTAL CASH FLOW INFORMATION

Supplemental disclosures of cash flow information for the period ended December 31, 2005 is summarized as follows:

Cash paid during the period ended December 31, 2005 for interest and income taxes:

Income Taxes

$ ---

Interest

$ ---

NOTE C—SEGMENT REPORTING

In June 1997, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 131, “Disclosures about Segments of an Enterprise and Related Information.”  This statement requires companies to report information about operating segments in interim and annual financial statements.  It also requires segment disclosures about products and services, geographic areas and major customers.  The Company determined that it did not have any separately reportable operating segments as of December 31, 2005.

NOTE D—CAPITAL STOCK

The Company is authorized to issue 100,000,000 common shares at $.001 par value per share.

During the period from inception (July 29, 2005) through December 31, 2005, the Company issued 4,500,000 shares to J. Stephen Chandler, President and 4,500,000 to Mark W. Ryburn, Secretary/Treasurer.  Consideration given for the stock was a combination of $5,100.00 cash and $14,136.00 of company expenses paid by Mr. Chandler and Mr. Ryburn.

NOTE E—COMMITMENTS

As of December 30, 2005, the Company had no commitments.

NOTE F—INCOME TAXES

Due to the operating loss and the inability to recognize an income tax benefit, there is no provision for current or deferred federal or state income taxes for the period from inception through December 31, 2005.

Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amount used for federal and state income tax purposes.

The Company’s total deferred tax asset, calculated using federal and state effective tax rates, as of December 31, 2005 is as follows:

Total deferred tax assets

$ 4,700

Valuation allowance

(4,700)

Net deferred tax asset

$   ---

======

The reconciliation of income taxes computed at the federal statutory income tax rate to total income taxes for the period from inception through December 31, 2005 is as follows:

Income tax computed at the federal statutory rate

 34%

State income taxes, net of federal tax benefit

   0%

Valuation allowance

(34%)

Total deferred tax asset

     0%

NOTE F—INCOME TAXES (CONT.)

Because of the Company’s lack of earnings history, the deferred tax asset has been fully offset by a valuation allowance.  The valuation allowance increased (decreased) by approximately $14,000.00.

As of December 31, 2005, the Company had a federal and state net operating loss carry forward in the amount of approximately $14,000.00, which expires at various times through the year 2026.

NOTE G—NOTES PAYABLE

As of December 31, 2005, the Company did not have any outstanding notes payables.

NOTE H—GOING CONCERN AND UNCERTAINTY

As shown in the accompanying audited financial statements, the Company has experienced a loss of $14,137 since inception and has a negative working capital.  These factors raise substantial doubt about the Company’s ability to continue as a going concern.

Management’s plans in regard to this matter are to raise equity capital and seek strategic relationships and alliances in order to increase sales in an effort to generate positive cash flow.  Additionally, the Company must continue to rely upon equity infusions from investors in order to improve liquidity and sustain operations.  The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

NOTE I – DEVELOPMENT STAGE COMPANY

The Company is in the development stage as of December 31, 2005 and to date has had no significant operations.  Recovery of the Company’s assets is dependent on future events, the outcome of which is indeterminable. In addition, successful completion of the Company’s development program and its transition, ultimately, to attaining profitable operations is dependent upon obtaining adequate financing to fulfill its development activities and achieving a level of sales adequate to support the Company’s cost structure.

NOTE J—RECLASSIFICATION OF ORGANIZATIONAL COSTS TO EXPENSE

In the Company’s original financial statements issued January 9, 2006, legal and accounting expenses as well as corporate filing fees in the amount of $14,137.00 were erroneously classified as organizational costs.  According to AICPA Statement of Position (SOP) 98-5, these costs should be expensed as incurred rather than capitalized.  The Company has reclassified these costs as expenses and the detail of these expenses is as follows:

Accounting and Legal Fees

$13,059.00

Corporate Filing Fees

    1,078.00

Total

$14,137.00

.

RIGHT TO PROSPECTUS DELIVERY

Until 90 days after the date when the escrowed funds and certificates representing the common stock are released from escrow, all dealers effecting transactions in the shares, whether or not they are participating in the distribution, may be required to deliver a prospectus to purchasers of our common stock.  This is in addition to the obligation of a dealer to deliver a prospectus when acting as an underwriter to their unsold allotment or subscription.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 24.  Indemnification of Directors and Officers.

Our bylaws and articles of incorporation provide that our officers and directors are indemnified to the fullest extent provided by the Nevada Revised Statutes ("NRS").

Under the Nevada Revised Statutes, director immunity from liability to a company or its shareholders for monetary liabilities applies automatically unless it is specifically limited by a company's Articles of Incorporation.  Our Articles of Incorporation do not specifically limit the directors’ immunity.  The NRS excepts from that immunity (a) a willful failure to deal fairly with the company or its shareholders in connection with a matter in which the director has a material conflict of interest; (b) a violation of criminal law, unless the director had reasonable cause to believe that his or her conduct was lawful or no reasonable cause to believe that his or her conduct was unlawful; (c) a transaction from which the director derived an improper personal profit; and (d) willful misconduct.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of Unicorp pursuant to the foregoing, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.

The Company has not purchased insurance for the directors and officers which would provide coverage for their acts as an officer or director of the Company.

ITEM 25.  EXPENSES OF ISSUANCE AND DISTRIBUTION.

The other expenses payable by the Registrant in connection with the issuance and distribution of the securities being registered are estimated as follows:

Securities and Exchange Commission
Registration Fee…………………………………………..	$ 53.50
Legal Fees………………………………………………..	$30,000.00
Accounting Fees………………………………………….	$ 5,000.00
Printing and Engraving…………………………………...	$ 2,000.00
Blue Sky Qualification Fees and Expenses……………….	$ 5,000.00
TOTAL	$42,053.50

(All expenses are estimated except for the Securities and Exchange Commission Fee).

ITEM 26.  RECENT SALES OF UNREGISTERED SECURITIES.

In connection with its formation, the Company issued 9,000,000 of its common stock in August, 2005 to two (2) founders for an aggregate consideration of $31,009.

All securities issued by the Company prior to this offering are deemed "restricted securities" within the meaning of that term as defined in Rule 144 of the Securities Act and have been issued pursuant to the "private placement" exemption under Section 4(2) of the Securities Act. Such transactions did not involve a public offering of Securities. Investors who purchased securities in the private placement had access to information on the Company necessary to make an informed investment decision. The Company has been informed that each shareholder is able to bear the economic risk of his investment and is aware that the securities were not registered under the Securities Act, and cannot be re-offered or re-sold unless they are registered or are qualified for sale pursuant to an exemption from registration. The transfer agent and registrar of the Company will be instructed to mark "stop transfer" on its ledger to assure that these securities will not be transferred absent registration or an exemption from registration is determined.

Neither the Company nor any person acting on its behalf offered or sold the securities by means of any form of general solicitation or general advertising.

All purchasers represented in writing that they acquired the securities for their own accounts and not with the view to, or for resale in connection with, any distribution.  A legend was placed on the stock certificates stating that the securities have not been registered under the Securities Act and cannot be sold or otherwise transferred without an effective registration or an exemption therefrom.

ITEM 27.  EXHIBITS

3.1	Certificate of Incorporation (Nevada)*
3.2	By-Laws*
4.1	Specimen Certificate of Common Stock*
5.0	Opinion of Counsel, including Consent
10.1	Form of Escrow Agreement*
10.2	Subscription Agreement*
23.1	Independent Auditors’ Consent

* Previously filed

ITEM 28. UNDERTAKINGS

The Registrant undertakes:

(1) To file, during any period in which offers or sales are being made, post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10 (a) (3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the Effective Date of the registration statement or the most recent post-effective amendment thereof which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement, including, but not limited to, any addition or deletion of managing underwriter;

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be treated as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which  remain unsold at the termination of the offering.

(4) That for determining liability of the undersigned small business issuer under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned small business issuer undertakes that in a primary offering of securities of the undersigned small business issuer pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned small business issuer will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)

Any preliminary prospectus or prospectus of the undersigned small business issuer relating to the offering required to be filed pursuant to Rule 424;

(ii)

Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned small business issuer or used or referred to by the undersigned small business issuer;

(iii)

The portion of any other free writing prospectus relating to the offering containing material information about the undersigned small business issuer or its securities provided by or on behalf of the undersigned small business issuer; and

(iv)

Any other communication that is an offer in the offering made by the undersigned small business issuer to the purchaser.

(5) To deposit into the Escrow Account at the closing, certificates in such denominations and registered in such names as required by The Forsythe Group to permit prompt delivery to each purchaser upon release of such securities from the Escrow Account in accordance with Rule 419 of Regulation C under the Securities Act. Pursuant to Rule 419, these certificates shall be deposited into an escrow account, not to be released until a business combination is consummated.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to any provisions contained in its Certificate of Incorporation, or by-laws, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, in the City of Charlotte, State of North Carolina, on July 27, 2006.

   The Forsythe Group

BY: /s/ J. Stephen Chandler J. Stephen Chandler, President

In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated.

/s/ J. Stephen Chandler

J. Stephen Chandler, President

Dated   July 27, 2006

(Principal Executive Officer)

/s/ Mark W. Ryburn

Mark W. Ryburn

Dated   July 27, 2006

(Secretary, Principal Financial and Accounting Officer and Director )

49